Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204830

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 24, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 19, 2015)

Shares of Common Stock

We are offering            shares of our common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol “DPRX.” The last reported sale price of our common stock on The NASDAQ Capital Market on June       , 2015 was $      per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share (1)	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional             shares of our common stock to cover over-allotments at the public offering price, less the underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about June         , 2015.

RAYMOND JAMES

FELTL AND COMPANY

The date of this prospectus supplement is June       , 2015.

Prospectus Supplement

Prospectus

i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 19, 2015, including the documents incorporated by reference therein, provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Dipexium,” “the Company,” “we,” “us,” “our,” or similar references refer to Dipexium Pharmaceuticals, Inc.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this prospectus supplement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this prospectus supplement are forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•                  our limited operating history and our history of significant operating losses;

•                  risks and uncertainties associated with our research and development activities, including our clinical trials;

•                  our dependence on Locilex® as our only product;

•                  our ability to raise capital when needed;

•                  the timing of and our ability to achieve U.S. or international regulatory approvals for Locilex® or any other product candidates we may develop;

•                  our dependence on others to conduct clinical research of, and to manufacture and market, Locilex®;

•                  the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

•                  the timing and receipt of licensing and milestone revenues, if any;

•                  our ability to gain market acceptance for Locilex® or any other product candidates we may develop;

•                  our ability to maintain or protect the validity of our patents and other intellectual property, including in connection with pending or future litigation against us;

•                  our ability to secure registration for our current and future patent applications;

•                  our ability to extend our licensed composition of matter patent No. 5,912,231 under the Hatch-Waxman Act with the cooperation of Scripps;

•                  our estimates of the size of the prospective markets in which we may offer Locilex®;

•                  our expectations regarding minimizing our development risk;

•                  our ability to establish new relationships and maintain current relationships;

•                  our ability to attract and retain key personnel;

•                  developments relating to our competitors or our industry;

•                  our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•                  our use of the proceeds from this offering; and

•                  acceptance of our business model by investors.

Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to under the heading “Risk Factors” on page S-6 of this prospectus supplement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

You should consider these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, you should carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a late stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), a novel, potentially first-in-class, broad spectrum, topical antibiotic. Locilex® is a chemically synthesized, 22-amino acid peptide isolated from the skin of the African Clawed Frog. Its novel mechanism of action kills microbial targets by disrupting the bacterial cell membrane; a process known as cell membrane permeability. Locilex® is initially being targeted for the treatment of mild infections of diabetic foot ulcers (or Mild DFI). In 2011, the market for diabetic foot infection therapeutics worldwide was approximately $1.46 billion. Our primary objective is to establish Locilex® as the standard of care for the treatment of patients with Mild DFI. Thereafter, our growth strategy includes potentially expanding the indications for Locilex® to include moderate infections of diabetic foot ulcers (or Moderate DFI) and certain other mild or moderate skin and skin structure infections in superficial wounds.

We believe that we have a clear clinical and regulatory pathway with the potential for near term United States Food and Drug Administration (or FDA) approval of Locilex®. We have reached agreement with the FDA through a special protocol assessment (or SPA) for our Phase 3 program. We intend to complete two pivotal Phase 3, double blind, placebo-controlled efficacy and safety trials. Although only one of the trials is subject to our SPA agreement with the FDA, both are governed by identical protocols and substantively are the same. We began enrollment in these studies in the third quarter of 2014, and we anticipate completing enrollment in the second half of 2015. We also conducted two separate Phase 1 skin irritation and skin sensitization studies and we reported data on the first of these two Phase 1 studies in Q3 2014 and reported data on the second Phase 1 study in Q1 2015. If the data from our Phase 3 studies are sufficient to meet the primary endpoint, we expect to submit our new drug application (or NDA) for Locilex® to the FDA soon thereafter. Based on the review performance goals under the Prescription Drug User Fee Act, as amended, we expect to receive a response from the FDA within ten months of the agency accepting our NDA submission for filing. In Europe, we received formal clinical and regulatory guidance from the European Medicines Agency (or EMA) in May 2015.  Based on this formal guidance, if the data from our Phase 3 studies are favorable, we anticipate filing a marketing authorization application (or MAA) for approval in Europe under the centralized process soon after the NDA submission to the FDA with related European approval anticipated in late 2017 or early 2018.

According to the Infectious Disease Society of America (or IDSA), diabetic foot infections (or DFI) may be classified by their clinical severity as mild, moderate, or severe. 47% of DFI patients first present to a treating physician in the mild stage of infection, 34% of DFI patients first present at the moderate stage and 18% of DFI patients first present at the severe stage. At the mild stage, patients can typically be treated on an outpatient basis and amputation risk is minimal (2% to 3% in Mild DFI). When not managed effectively, the potential for Mild DFI to progress to a limb- or life-threatening infection increases dramatically. Published research suggests amputation rates increase in Moderate DFI and severe infections of diabetic foot ulcers (or Severe DFI) to approximately 45% and 75%, respectively. Similarly, the hospitalization rate for Mild DFI patients is approximately 10%, increasing in Moderate DFI and Severe DFI to approximately 55% and 85%, respectively. Thus, DFIs are a major cause of patient morbidity, a substantial burden to the healthcare system, and a source of high financial costs.

Systemic antibiotics currently prescribed off-label to treat Mild DFI generate resistant pathogens which create infections that are more difficult to treat. Such antibiotics are also associated with toxic side effects in patients who typically have some degree of compromised liver and kidney function. We believe that a topical preparation like Locilex®, which is locally administered on the open wound and skin, offers significant advantages over systemic treatments. As a topical antibiotic, Locilex® affects only the area to which it is applied, and unlike most systemic antibiotics, it does not spread to the entire body through the bloodstream, which is host to a number of different bacteria other than bacteria causing the skin infection. Topical antibiotics are also delivered to the infected area at a higher concentration than those antibiotics that are delivered systemically. As a result, we believe that topical antibiotics are less likely to develop bacterial resistance, both because the higher antibiotic concentration more effectively kills the infection-causing bacteria before they develop resistance, and because other bacteria in the bloodstream are not exposed to the Locilex® topical cream. Currently, there are no products, including no antibiotics, specifically approved by the FDA for the treatment of Mild DFI, nor are there any topical antibiotics currently approved for any severity of DFI. As such, we believe that Locilex® has the potential to be the first topical antibiotic approved for the treatment of DFI, as well as the first product of any kind to be labeled specifically for the treatment of Mild DFI.

We believe that the key attributes of Locilex® are: (i) it has not generated resistant bacteria systemically; (ii) it has not generated cross resistance with other antibiotics; (iii) it has demonstrated activity against a broad spectrum of pathogens, including difficult to treat gram negative, and anaerobic bacteria; (iv) it has not been systemically absorbed; (v) it has not caused any significant safety or tolerability issues in over 500 patients treated; and (vi) it has demonstrated significant success treating multi-drug resistant bacteria in several laboratory tests and clinical trials performed to date. These attributes lead us to believe that Locilex® has the potential to be positioned as the standard of care to treat patients with Mild DFI. In addition, data generated to date support the potential expanded use of Locilex® to treat a broad array of mild or moderate skin and skin structure infections in superficial wounds, which we may pursue with subsequent approvals after our initial NDA.

As reported in published research, Locilex® has previously demonstrated statistical non-inferiority to a systemic antibiotic in a large-scale, randomized, active-controlled double blind, multi-center clinical study in patients with Mild or Moderate DFI. We have conducted microbiology studies that highlight the sensitivity of resistant bacteria, including methicillin-resistant staphylococcus aureus (or MRSA), vancomycin-resistant enterococcus (or VRE), extended-spectrum b-lactamase (or ESBL) and multi-drug resistant (or MDR) bacteria, to pexiganan, the active pharmaceutical ingredient (or API) in Locilex®. Due to the increased global prevalence of resistant bacteria in all types of skin infections, Locilex® may provide an important therapeutic advance.

We have contracted with third party vendors with respect to all key elements of our clinical and regulatory program, including to: (i) conduct the Phase 3 and Phase 1 clinical trials for Locilex®; (ii) manufacture the API; (iii) formulate the finished product; and (iv) label and package the product. We believe these key relationships will help drive our clinical and regulatory program for Locilex® in a timely and efficient manner.

Locilex® was originally sponsored by Magainin Pharmaceuticals, Inc. (or Magainin), which engaged in the FDA review process during 1998 and 1999, ultimately receiving a non-approvable letter based upon a number of current Good Manufacturing Practices (or cGMP) deficiencies. We acquired the worldwide rights to pexiganan, the API in Locilex®, from a third party in April 2010. These rights included the prior formulation and all of the clinical and preclinical data generated by Magainin in its FDA review process. This includes data from over 1,000 evaluable patients, including 835 in large-scale, randomized, active-controlled, double blind, multi-center clinical studies as compared to a systemic quinolone standard of care as more fully described below. We believe we have corrected the manufacturing problems encountered by the prior sponsor.

Our Strategy

Our primary objective is to establish Locilex® as the standard of care to treat patients with Mild DFI. The key elements of our strategy are as follows:

•                  Complete the Phase 3 program for Locilex®.  As a result of our SPA for Locilex®, we believe the clinical pathway for Locilex® is clear. Working with our key third party vendors, we commenced our Phase 3 program in the third quarter of 2014 and we anticipate completing enrollment in the second half of 2015.

•                  Obtain FDA approval of Locilex® for Mild DFI.  If our Phase 3 trials meet their primary endpoints, we plan to submit our NDA for Locilex®.

•                  Commercially launch Locilex® in the U.S.  We plan to utilize a small specialty sales force to launch Locilex®, if it is approved, in the U.S., initially targeting podiatrists and potentially expanding to other specialty healthcare providers.

•                  Expand Locilex®’s FDA-approved uses.  If we are able to obtain FDA approval in Mild DFI, we will consider seeking additional FDA approvals that will enable us to expand the Locilex® label to include patients with Moderate DFI and certain other mild or moderate skin and skin structure infections in superficial wounds.

•                  Commercialize Locilex in Europe.  We received formal clinical and regulatory guidance from the European Medicines Agency (EMA) in May 2015. Based upon the EMA guidance, we anticipate filing an MAA in the European Union under the centralized process in 2016 at or shortly after our intended submission of the NDA to the FDA in the United States provided that we receive favorable efficacy, safety and microbiology data upon completion of our Phase 3 program in the United States.

We will rely on our strong management team, board of directors and scientific advisors to execute our strategy. The individuals on our management team, board of directors and scientific advisors will contribute their significant business development, finance, and regulatory experience to the development and commercialization of Locilex®.

Corporate Conversion

We were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. On March 12, 2014, we converted Dipexium Pharmaceuticals, LLC from a Delaware limited liability company to a Delaware corporation. As a result of the corporate conversion:

•                  The Class A Membership Interests of Dipexium Pharmaceuticals, LLC became shares of common stock of Dipexium Pharmaceuticals, Inc. pursuant to a conversion ratio of seven shares of common stock of Dipexium Pharmaceuticals, Inc. for each Class A membership interest of Dipexium Pharmaceuticals, LLC previously held. Accordingly, 767,911 Class A Membership Interests of Dipexium Pharmaceuticals, LLC issued and outstanding immediately prior to the corporate conversion were converted automatically into 5,375,377 shares of Dipexium Pharmaceuticals, Inc.

•                  All of the outstanding warrants to purchase Class A Membership Interests of Dipexium Pharmaceuticals, LLC became warrants to purchase shares of common stock of Dipexium Pharmaceuticals, Inc. pursuant to a conversion ratio of seven shares of common stock of Dipexium Pharmaceuticals, Inc. for each Class A Membership Interest of Dipexium Pharmaceuticals, LLC underlying such warrants, with the effect that warrants to purchase 4,900 Class A Membership Interests of Dipexium Pharmaceuticals, LLC outstanding immediately prior to the corporate conversion automatically converted into warrants to purchase 34,300 shares of Dipexium Pharmaceuticals, Inc. upon consummation of the corporate conversion.

•                  The exercise price of all of the outstanding warrants was adjusted in the same ratio as the seven-for-one conversion ratio noted above such that all of our outstanding warrants to purchase Class A Membership Interests of Dipexium Pharmaceuticals, LLC which were exercisable at $60 per Class A Membership Interest were automatically adjusted such that the new exercise price for the outstanding warrants upon consummating the corporate conversion was $8.57 per share, subject to certain adjustments noted in each of the warrants.

In connection with the corporate conversion, Dipexium Pharmaceuticals, Inc. continued to hold all property of Dipexium Pharmaceuticals, LLC and assumed all of the debts and obligations of Dipexium Pharmaceuticals, LLC. Dipexium Pharmaceuticals, Inc. is governed by a Certificate of Incorporation filed with the Secretary of State of the State of Delaware and Bylaws. On the effective date of the corporate conversion, the members of the board of directors of Dipexium Pharmaceuticals, LLC became the members of the board of directors of Dipexium Pharmaceuticals, Inc. and the officers of Dipexium Pharmaceuticals, LLC became the officers of Dipexium Pharmaceuticals, Inc. The purpose of the corporate conversion was to reorganize our corporate structure to continue as a corporation rather than a limited liability company, and so that our existing investors would own our common stock rather than equity interests in a limited liability company. In order to consummate the corporate conversion, a certificate of conversion was filed with the Secretary of State of the State of Delaware on March 12, 2014.

Recent Developments

Based upon formal clinical and regulatory guidance received in May 2015, we anticipate filing an MAA in Europe under the centralized process soon after filing an NDA with the FDA in the U.S.  Based upon independent market research in Europe performed on behalf of the Company, we believe there are approximately 840,000 patients with Mild DFI and 610,000 patients with Moderate DFI, in each case, treated in Europe each year.  Based upon our pricing and market penetration estimates as supported by our independent market research, we believe the European opportunity is approximately 60% of the market opportunity for Locilex® in the U.S. The EU provides a ten-year rolling regulatory exclusivity period within the EU of an MAA for a new chemical entity.

Corporate Information

Dipexium is headquartered in New York, New York, and we were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. Our principal offices are located at 61 Broadway, Suite 1905, New York, New York 10006, and our telephone number is (212) 269-2834. Our principal website is www.dipexiumpharmaceuticals.com. The information on or that can be accessed through our website is not part of this prospectus supplement. Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “DPRX.”

THE OFFERING
Common Stock Offered by Us in this Offering	shares

Common Stock to be Outstanding Immediately After This Offering	shares

Option to Purchase Additional Shares of Common Stock

The underwriters have an option to purchase up to an additional             shares of our common stock from us to cover over-allotments at the public offering price, less underwriting discounts and commissions. The underwriters can exercise their option at any time within 30 days from the date of this prospectus supplement.

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $     million (or approximately $      million if the underwriters exercise their option to purchase additional shares in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on the public offering price of $    per share.

We intend to use the net proceeds from this offering for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs and general working capital. See “Use of Proceeds” on page S-27 of this prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of important factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Listing	Our common stock is listed on The NASDAQ Capital Market under the symbol “DPRX.”

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 8,564,675 shares outstanding as of March 31, 2015. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•                       1,112,287 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2015, at a weighted average exercise price of $13.32 per share;

•                       595,288 shares of our common stock available for future issuance as of March 31, 2015 under our 2013 Equity Incentive Plan, which we refer to as our 2013 Plan;

•                       31,500 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2015, at a weighted average exercise price of $8.57 per share; and

•                       28,000 shares of our common stock issuable upon vesting for services rendered by members of our board of directors.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, you should read in their entirety and carefully consider the risks described below before making an investment decision with respect to this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Relating to Our Business and Industry

We have a very limited operating history and are expected to incur significant operating losses during the early stage of our corporate development.

We were organized on January 14, 2010 and we acquired the rights to our product candidate Locilex® in April 2010. Accordingly, we have a limited operating history. We have not sold our product candidate because it is currently investigational in nature and requires completion of additional clinical and non-clinical trials and studies in order to pursue regulatory approval in the U.S. and abroad. Therefore, our historical financial information consists only of an audit of our financial results at and for the years ended December 31, 2012, 2013, and 2014. This is very limited historical financial information upon which to base an evaluation of our performance. We are an emerging company, and thus our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operation, particularly in the pharmaceutical industry. As of March 31, 2015, we have generated cumulative losses of approximately $26.5 million since inception, and we expect to continue to incur losses until Locilex® is approved by the FDA and foreign regulatory authorities and successfully marketed, if at all. Even if regulatory approval is obtained, there is a risk that we will not be able to generate material sales of Locilex®, which would cause us to continue to incur losses. We thus expect to incur substantial operating expenses over the next several years as our product development and marketing activities increase. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

We have never generated revenue, may never generate revenue, are not profitable and may never become profitable.

We expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we are able to launch Locilex®, we expect to incur substantial losses for the foreseeable future and may never become profitable.

As we have no operating revenue, we also expect to experience negative cash flow for the foreseeable future as we continue to fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would negatively impact the value of your securities and potentially require us to shut down our business, which would result in the loss of your investment.

Given our lack of revenue and cash flow, we may need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

Since we will be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we may need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations. We may also need additional funding to continue the development of Locilex®, increase our sales and marketing capabilities, promote brand identity, or develop or acquire complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Moreover, the regulatory compliance arising out of being a publicly registered company has dramatically increased our costs.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital if needed on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our ability to achieve our business objectives, our competitiveness, and our operations and financial condition may be materially adversely affected. Our inability to fund our business could thus lead to the loss of your investment.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity issuance is the most common type of fundraising for companies like ours, the risk of dilution is particularly significant for stockholders of our company.

Debt financing, if obtained, may involve agreements that include liens on our assets and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt. Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to Locilex®, or to grant licenses on terms that are not favorable to us.

We have no experience as a company in obtaining regulatory approval for, or commercializing, any product candidate.

As a company, we have never obtained regulatory approval for, or commercialized, any product candidate. It is possible that the FDA may refuse to accept our planned NDA for Locilex® for substantive review, or may conclude after review of our data that our application is insufficient to obtain regulatory approval of Locilex® or any future product candidates. If the FDA does not accept or approve our planned NDA for Locilex®, it may require that we conduct additional clinical, preclinical or manufacturing validation studies, which may be costly, and submit that data before it will reconsider our applications. Depending on the extent of these or any other FDA required studies, approval of any NDA or application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have available. Any delay in obtaining, or an inability to obtain, regulatory approvals would prevent us from commercializing Locilex®, generating revenues and achieving and sustaining profitability. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve any NDA we submit. If any of these outcomes occur, we may be forced to abandon our planned NDA for Locilex®, which would materially adversely affect our business and could potentially cause us to cease operations. We face similar risks for any approval in a foreign jurisdiction.

Our current and future operations substantially depend on our management team and our ability to hire other key personnel, the loss of any of whom could disrupt our business operations.

Our business depends and will continue to depend in substantial part on the continued service of David P. Luci and Robert J. DeLuccia. Messrs. Luci and DeLuccia are parties to employment agreements for a three year term of service ending in March 2017, subject to automatic one year renewals absent termination with at least six months’ notice. Such agreements may also be terminated by us with or without Cause (as defined in the employment agreements) and by each of Messrs. Luci or DeLuccia voluntarily or with Good Reason (as defined in the employment agreements). The loss of the services of either of these individuals would significantly impede implementation and execution of our business strategy and may result in the failure to reach our goals. We do not carry key person life insurance on any of our management, which would leave our company uncompensated for the loss of any of our management.

Our future viability and ability to achieve sales and profit will also depend on our ability to attract, retain and motivate highly qualified personnel in the diverse areas required for continuing our operations. There is a risk that we will be unable to attract, train or retain qualified personnel, both near term or in the future, and our failure to do so may severely damage our prospects.

There is a risk that Locilex® will not receive regulatory approval, and without regulatory approval we will not be able to market Locilex®.

Our business currently depends entirely on the successful development and commercialization of Locilex®. Our ability to generate revenue related to product sales, if ever, will depend on the successful development and regulatory approval of Locilex® for the treatment of Mild DFI.

We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate and issues relating to its approval and marketing are subject to extensive regulation by the FDA in the U.S., the European Medicines Agency (or EMA) in Europe and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the U.S. or Europe until we receive approval of a NDA from the FDA or a Marketing Authorisation Application (or MAA) from the EMA, respectively.

NDAs and MAAs must include extensive data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. NDAs and MAAs must also include significant information regarding the chemistry, manufacturing and controls for the product. Obtaining approval of a NDA or a MAA is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. The FDA and the EMA review processes can take years to complete and approval is never guaranteed. If we submit a NDA to the FDA, the FDA must decide whether to accept or reject the submission for filing. We cannot be certain that any submissions will be accepted for filing and review by the FDA. Regulators of other jurisdictions, such as the EMA, have their own procedures for approval of product candidates.

Even if a product is approved, the FDA or the EMA, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product’s label or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the U.S. and Europe also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

In addition, delays in approvals or rejections of marketing applications in the U.S., Europe or other countries may be based upon many factors, including regulatory requests for additional analyses, reports, data, preclinical studies and clinical trials, regulatory questions regarding different interpretations of data and results, changes in regulatory policy during the period of product development and the emergence of new information regarding Locilex® or other product candidates we may develop or acquire in the future. Also, regulatory approval for Locilex® or other product candidates we may develop or acquire in the future may be withdrawn.

Before we submit a NDA to the FDA or a MAA to the EMA for Locilex®, we must successfully complete two Phase 3 trials. We cannot predict whether our future trials and studies will be successful or whether regulators will agree with our conclusions regarding the preclinical studies and clinical trials we have conducted to date.

If we are unable to obtain approval from the FDA, the EMA or other regulatory agencies for Locilex® and any other product candidates we may develop or acquire in the future, or if, subsequent to approval, we are unable to successfully commercialize Locilex® or our other product candidates we may develop or acquire in the future, we will not be able to generate sufficient revenue to become profitable or to continue our operations.

Locilex®’s prior sponsor encountered certain difficulties in manufacturing Locilex® on a commercial scale, and there is a risk that we will continue to experience manufacturing issues that may prevent Locilex® from receiving regulatory approval.

In the late 1990s, a prior formulation of Locilex® was tested by Magainin, Locilex®’s prior sponsor, with over 1,000 human subjects exposed to such prior formulation of Locilex®, including 835 evaluable patients in two Phase 3 clinical trials. The FDA Advisory Committee reviewing Locilex® at the time unanimously approved the safety of the product, but did not recommend approval based upon its efficacy and recommended an additional Phase 3 placebo controlled trial. In its 1999 non-approvable letter, the FDA identified certain cGMP manufacturing deficiencies, namely stability and quality control issues, and raised questions regarding the comparability of the product used in the Phase 3 program versus that which was produced at commercial scale and the reliability of the data produced from the clinical trials involving the product.

Since we acquired rights to Locilex®, we have worked with our third-party vendors to address the stability and purity concerns previously articulated by the FDA. However, we cannot guarantee that such deficiencies will be deemed resolved to the FDA’s satisfaction, that the FDA or other regulatory agencies will not identify new manufacturing concerns, or that, once regulatory approval is granted, our manufacturers will be able to comply with applicable regulations to maintain the quality of our product. If we are unable to resolve any outstanding manufacturing issues, the cost and timing for achieving regulatory approval could materially increase and could prevent us from meeting the developmental milestones necessary to maintain the viability of our business.

Even if Locilex® gains regulatory approval, it may never achieve market acceptance or any level of commercial success. Our failure to achieve market acceptance will prevent or delay our ability to generate material revenues.

Our future financial performance will depend, to a large extent, upon the introduction and physician and patient acceptance of our product candidate, Locilex®. Even if approved for marketing by the necessary regulatory authorities, Locilex® may not achieve market acceptance or reimbursement by Medicare, Medicaid or third party payors.

The degree of market acceptance for Locilex® will depend upon a number of factors, including:

• regulatory clearance of marketing claims for the uses that we are developing;

• demonstration of the advantages, safety and efficacy for Locilex®;

• pricing and reimbursement policies of government and third-party payors such as insurance companies, health maintenance organizations and other health plan administrators;

• our ability to attract corporate partners, including pharmaceutical companies, to assist in commercializing our formulation of Locilex®; and

• our ability to timely and effectively manufacture and market Locilex®, either on our own or through third parties.

Physicians, various other healthcare providers, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend Locilex®. If we are unable to obtain regulatory approval, or are unable (either on our own or through third parties) to manufacture, commercialize and market Locilex® or any future product candidates we may develop or acquire when planned, we may not achieve any market acceptance or generate revenue, which could cause our business to fail.

Our failure to complete or meet key milestones relating to the development of Locilex® or other product candidates we may develop or acquire in the future would significantly impair the viability of our company.

In order to be commercially viable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute Locilex® and, if applicable, any future product candidates we may develop. With respect to Locilex® in particular, we must meet a number of critical developmental milestones, including:

• demonstration, through clinical trials, that Locilex® is safe and effective; and

• establishment of viable Good Manufacturing Practices (or cGMPs) capable of potential scale-up.

The estimated capital and time-frames necessary to achieve these developmental milestones as described in this prospectus supplement or as we may state from time to time is subject to inherent risks, many of which may be beyond our control. As such, we may not be able to achieve these or similar milestones for Locilex® or any product candidate we may develop or acquire in the future. Our failure to meet these or other critical milestones would adversely affect the viability of our company.

Conducting and completing the clinical trials necessary for FDA approval is costly and subject to intense regulatory scrutiny as well as the risk of failing to meet the primary endpoints of such trials. We will not be able to commercialize and sell Locilex® without completing such trials.

In order to conduct clinical trials that are necessary to obtain approval by the FDA to market Locilex® or any other product candidate we may develop or acquire in the future, it is necessary to receive clearance from the FDA to conduct such clinical trials. We must conduct two Phase 3 clinical trials for Locilex®. We commenced both Phase 3 trials in the third quarter of 2014. We may not be able to enroll sufficient patients in, properly conduct or complete such trials. If we cannot achieve all of these goals, our viability will be materially impaired.

In addition, the FDA can halt clinical trials at any time during the conduct of clinical trials for safety reasons or because we or our clinical investigators did not follow the FDA’s requirements for conducting clinical trials. If our trials are permanently halted by the FDA, we would not be able to achieve any revenue from such product as it is illegal to sell any drug for human consumption or use without FDA approval. Similarly, an institutional review board (or IRB) or ethics committee may suspend a clinical trial at a particular site. If our trials are temporarily halted by the FDA or suspended by an IRB or ethics committee, the cost and timing for potentially achieving regulatory approval could be materially increased.

Moreover, there is a risk that our clinical trials will fail to meet their primary endpoint, which would make them unacceptable in having Locilex® approved by the FDA. If this were to occur, the announcement of such an event would very likely cause our public stock price to decrease, perhaps significantly, and such event would otherwise materially and adversely affect our business, results of operations and viability.

Locilex® may have undesirable side effects which may delay or prevent marketing approval, or, if approval is received, require it to be taken off the market, require it to include safety warnings or otherwise limit sales of the product.

Unforeseen side effects from Locilex® could arise either during clinical development or, if approved, after Locilex® has been marketed. This could cause regulatory approvals for, or market acceptance of, Locilex® more difficult and more costly to obtain.

To date, no serious adverse events have been attributed to Locilex®, though approximately 12% of patients in prior clinical trials experienced serious adverse events unrelated to Locilex®. The results of our planned or any future clinical trials may show that Locilex® causes undesirable or unacceptable side effects, which could interrupt, delay or halt clinical trials, and result in, delay of, or failure to obtain, marketing approval from the FDA and other regulatory authorities, or result in marketing approval from the FDA and other regulatory authorities with restrictive label warnings.

If Locilex® receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by the use of Locilex®:

• regulatory authorities may withdraw their approval of the product, which would force us to remove Locilex® from the market;

• regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

• we may be required to change instructions regarding the way the product is administered, conduct additional clinical trials or change the labeling of the product;

• we may be subject to limitations on how we may promote the product;

• sales of the product may decrease significantly;

• we may be subject to litigation or product liability claims; and

• our reputation may suffer.

Any of these events could prevent us or our potential future collaborators from achieving or maintaining market acceptance of Locilex® or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues from the sale of Locilex®.

We currently have no marketing and sales organization and have no experience as a company in marketing pharmaceutical products. If we are unable to establish our own marketing and sales capabilities, or enter into agreements with third parties to market and sell our products after they are approved, we may not be able to generate product revenues.

We do not have a sales organization for the marketing, sales and distribution of any pharmaceutical products. In order to commercialize Locilex® or any other product candidate we may develop or acquire in the future, we must develop these capabilities on our own or make arrangements with third parties for the marketing, sales and distribution of our products. The establishment and development of our own sales force would be expensive and time consuming and could delay any product launch, and we cannot be certain that we would be able to successfully develop this capability. As a result, we may seek one or more partners to handle some or all of the sales and marketing of Locilex® in the U.S. and elsewhere. There also may be certain markets within the U.S. for Locilex® for which we may seek a co-promotion arrangement. However, we may not be able to enter into arrangements with third parties to sell Locilex® on favorable terms or at all. In the event we are unable to develop our own marketing and sales force or collaborate with a third-party marketing and sales organization, we would not be able to commercialize Locilex® or any other product candidates that we develop, which would negatively impact our ability to generate product revenues. Furthermore, whether we commercialize products on our own or rely on a third party to do so, our ability to generate revenue will be dependent on the effectiveness of the sales force. In addition, to the extent we rely on third parties to commercialize our approved products, we will likely receive less revenues than if we commercialized these products ourselves.

We rely heavily on third parties for conducting clinical trials, marketing and distributing Locilex®.

We presently are party to, and expect that we will be required to enter into, agreements with commercial partners to perform clinical trials for us and to engage in sales, marketing and distribution efforts for Locilex® or other product candidates we may acquire in the future. We may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors or other larger customers. Moreover, the loss for any reason of one or more of these key partners could have a significant and adverse impact on our business. If we are unable to obtain or retain third party sales and marketing vendors on commercially acceptable terms, we may not be able to commercialize Locilex® as planned and we may experience delays in or suspension of our marketing launch of Locilex®. The same could apply to other product candidates we may develop or acquire in the future. Our dependence upon third parties may adversely affect our ability to generate profits or acceptable profit margins and our ability to develop and deliver such products on a timely and competitive basis.

We rely on single source third-party contract manufacturing organizations to manufacture and supply Locilex® for us. If one of our suppliers or manufacturers fails to perform adequately or fulfill our needs, or if these agreements are terminated by the third parties, we may be required to incur significant costs and devote significant efforts to find new suppliers or manufacturers. We may also face delays in the development and commercialization of Locilex® or other product candidates that we may develop or acquire in the future.

We currently have limited experience in, and we do not own facilities for, manufacturing Locilex® or any other product candidate we may develop or acquire in the future. We rely upon single source third-party contract manufacturing organizations to manufacture and supply large quantities of our product candidates. We currently utilize PolyPeptide Laboratories, Inc. for the bulk manufacturing of Locilex® and DPT Laboratories, Inc. (a division of Smith & Nephew) for the formulation of Locilex®. In addition, we are using Almac Group Limited to label the 15 gram tubes of Locilex® and distribute as we direct.

The manufacture of pharmaceutical products in compliance with cGMP regulations requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, or shortages of qualified personnel. If our manufacturers were to encounter any of these difficulties or otherwise fail to comply with their obligations to us or under applicable regulations, our ability to provide study materials in our preclinical studies and clinical trials would be jeopardized. Any delay or interruption in the supply of clinical trial materials could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical trial programs and, depending upon the period of delay, require us to commence new trials at significant additional expense or terminate the studies and trials completely.

Our suppliers and manufacturers for Locilex® must comply with cGMP requirements enforced by the FDA through its facilities inspection program. These requirements include, among other things, quality control, quality assurance and the maintenance of records and documentation. Manufacturers of our component materials may be unable to comply with these cGMP requirements and with other FDA, state and foreign regulatory requirements. The FDA or similar foreign regulatory agencies at any time may also implement new standards, or change their interpretation and enforcement of existing standards for manufacture, packaging or testing of products. We have little control over our manufacturers’ compliance with these regulations and standards. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any product supplied is compromised due to our manufacturers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize our products, and we may be held liable for any injuries sustained as a result. Any of these factors could cause a delay of clinical trials, regulatory submissions, approvals or commercialization of Locilex® or any product candidates we may develop or acquire in the future or entail higher costs or impair our reputation.

Our current agreements with our suppliers do not provide for the entire supply of the bulk drug necessary for full-scale commercialization. In the event that we and our suppliers cannot agree to the terms and conditions for them to provide some or all of our bulk drug clinical and commercial supply needs, or if any single-source supplier terminates the agreement in response to a breach by us, we would not be able to manufacture the bulk drug on a commercial scale until a qualified alternative supplier is identified, which could also delay the development of, and impair our ability to commercialize, Locilex® or any product candidates we may develop or acquire in the future.

The number of third-party suppliers with the necessary manufacturing and regulatory expertise and facilities for our company is limited, and it could be expensive and take a significant amount of time to arrange for alternative suppliers, which could have a material adverse effect on our business. New suppliers of any bulk drug would be required to qualify under applicable regulatory requirements and would need to have sufficient rights under applicable intellectual property laws to the method of manufacturing such ingredients. Obtaining the necessary FDA approvals or other qualifications under applicable regulatory requirements and ensuring non-infringement of third-party intellectual property rights could result in a significant interruption of supply and could require the new manufacturer to bear significant additional costs which may be passed on to us.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

As of June 15, 2015, we had eight employees and consultants, of which five are full-time employees and three are part-time employees or consultants. We will need to expand our managerial, operational, financial and other resources in order to manage our operations and clinical trials, continue our development activities and commercialize Locilex® and any other product candidates we may develop or acquire in the future. Our management and personnel, systems and facilities currently in place are not adequate to support this future growth. Our need to effectively execute our business strategy requires that we:

• manage our clinical trials effectively, including two Phase 3 clinical trials for Locilex®. The Phase 3 clinical trials are expected to be conducted at up to 60 trial sites in the U.S. and are expected to be managed on our behalf by RRD International, LLC;

• manage our internal development efforts effectively while carrying out our contractual obligations to licensors, contractors, collaborators, government agencies and other third parties;

• continue to improve our operational, financial and management controls, reporting systems and procedures; and

• identify, recruit, maintain, motivate and integrate additional employees in several vocational areas.

If we are unable to expand our managerial, operational, financial and other resources to the extent required to manage our development and commercialization activities, our business will be materially adversely affected.

We are exposed to product liability, non-clinical and clinical liability risks which could place a substantial financial burden upon us, should lawsuits be filed against us.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products. We expect that such claims are likely to be asserted against us at some point. In addition, the use in our clinical trials of pharmaceutical formulations and products and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. We currently have $3 million in insurance coverage relating to personal injury, product liability, medical expenses, and office premises. However, any claim under such insurance policies may be subject to certain exceptions, and may not be honored fully, in part, in a timely manner, or at all, and may not cover the full extent of liability we may actually face. Therefore, a successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We and our management are parties to a lawsuit which, if adversely decided against us, could impact our rights to Locilex® and result in damages.

In April 2010, we acquired the worldwide rights to develop pexiganan, the active pharmaceutical ingredient in Locilex®, from Genaera Liquidating Trust, which was put in place to liquidate the assets of Genaera Corporation. In June 2012, we, along with our two senior executives and several other unrelated defendants, were sued in the Federal District Court for the Eastern District of Pennsylvania by a former shareholder of Genaera Corporation and purported to be on behalf of other Genaera Corporation shareholders, alleging, in pertinent part, that our company’s acquisition of the rights to pexiganan (the active ingredient in Locilex®, and which rights included the rights to the prior formulation of Locilex®) was for what was alleged to be inadequate consideration, and as a result, it was alleged that we and our senior executives aided and abetted a breach of fiduciary duty by Genaera Corporation and the Genaera Liquidating Trust to the former shareholders of Genaera Corporation. It was also alleged that we and our senior executives aided and abetted a breach of the duty of the trustee at common law and under a certain trust agreement which was alleged to exist and which was executed by Argyce LLC (or Argyce), as trustee. The agreement called for Argyce to create the Genaera Liquidating Trust pursuant to which Argyce apparently was appointed to liquidate the assets formerly held by Genaera Corporation. One of these assets was pexiganan, which we acquired via public auction conducted by Argyce on behalf of the Genaera Liquidating Trust.

The case against our company and our senior executives was dismissed with prejudice by the Federal District Court, and a subsequent motion to reconsider such dismissal was denied. Prior to the dismissal there was no request or action to seek class certification by the plaintiff though it was purportedly filed on behalf of other former Genaera Corporation shareholders. Plaintiff appealed the dismissal of the suit as well as the denial of the motion to reconsider. The appeal was granted by the United States Court of Appeals for the Third Circuit and the Third Circuit Court of Appeals reversed the decision by the Federal District Court and the case was remanded to the Federal District Court.

Upon remand, the Federal District Court recently requested any additional briefing on the numerous other grounds for dismissal raised by the 30 defendants. Additional briefing was filed in January 2015 and March 2015, and oral argument on alternative grounds is anticipated for the second quarter of 2015. The Company argued that Plaintiff’s claims for aiding and abetting the breaches of fiduciary duties are not properly or sufficiently plead and/or are not cognizable under Delaware law. Even if the currently pending motions to dismiss are denied, the Company intends to vigorously defend Plaintiff’s claims on the factual record, which it believes will prove that the Company is not liable to Plaintiff in any regard.

If we were to lose such case, our rights to the prior formulation of Locilex® could be lost, which may impair the commercial viability of our product or the timeline to potential regulatory approval. If we were required to settle the case, we may lose certain rights to Locilex® or be required to pay damages, which could have a material adverse effect on our company, our business plans and results of operations.

We may form strategic alliances in the future with respect to our Locilex® development program and we may not realize the benefits of such alliances.

We may form one or more strategic alliances, create joint ventures or collaborations or enter into licensing arrangements with one or more third parties with respect to our Locilex® drug development program that we believe will complement or augment our existing business. For example, we may attempt to find a partner for licensing, development and/or commercialization of Locilex® in one or more Asian territories, or other unpartnered areas of the world. We routinely engage, and are engaged, in partnering discussions with a range of pharmaceutical and biotechnology companies and could enter into new collaborations at any time. We face significant competition in seeking appropriate strategic partners, and the negotiation process to secure appropriate terms is time-consuming and complex. Any delays in identifying suitable development partners and entering into agreements to develop our product candidates could also delay the commercialization of our product candidates, which may reduce their competitiveness even if they reach the market.

In addition, we may be unable to establish such a strategic partnership for any future product candidates and programs on terms that are acceptable to us, or at all. This may be because our product candidates and programs may be deemed to be at too early of a stage of development for collaborative effort, our research and development pipeline may be viewed as insufficient, and/or third parties may not view our product candidates and programs as having sufficient potential for commercialization for several reasons including, but not limited to, lack of patent protections outside the U.S. Even if we are able to enter into a strategic alliance or license arrangement with one or more third parties, there is a risk that the collaboration will not achieve any measure of success, or that any future partner will commit sufficient resources to the development, regulatory approval, and commercialization effort for such products, or that such alliances will result in us achieving revenues that justify such transactions.

Trends toward managed healthcare and downward price pressures on medical products and services may limit our ability to profitably sell Locilex® or other product candidates we may develop or acquire in the future.

Lower prices for pharmaceutical products may result from:

• third-party payors’ increasing challenges to the prices charged for medical products and services;

• the trend toward managed healthcare in the U.S. and the concurrent growth of HMOs and similar organizations that can control or significantly influence the purchase of healthcare services and products; and

• legislative proposals to reform healthcare or reduce government insurance programs.

The cost containment measures that healthcare providers are instituting, including practice protocols and guidelines and clinical pathways, and the effect of any healthcare reform, could limit our ability to profitably sell Locilex® or any other products that we may develop or acquire which obtain FDA approval. Moreover, any future legislation or regulation, if any, relating to the healthcare industry or third-party coverage and reimbursement, may adverse impact our ability to generate sales revenue and cause our business to suffer.

We will compete with larger and better capitalized companies, and competitors in the drug development or pharmaceutical industries may develop competing products which outperform or supplant Locilex®.

Competition in the worldwide pharmaceutical industry, including the sector for antibiotic agents that we will operate in, is intense. Pharmaceutical companies and/or other technology companies have developed (and are currently marketing in competition with us), have sought to develop and may in the future seek to develop or acquire and market other products that may successfully treat skin or wound infections in superficial wounds which do and may compete with Locilex®. Competitors have developed and may in the future develop similar or different products which may become more accepted by the marketplace or which may supplant Locilex® entirely. In addition, many of our current competitors are, and future competitors may be, significantly larger and better financed than we are, thus giving them a significant advantage. With respect to Mild, Moderate or Severe DFI specifically, such competitors include very large international organizations such as Pfizer, Inc., Eli Lilly and Company, Johnson & Johnson and GlaxoSmithKline plc. We may be unable to respond to competitive forces presently in the marketplace (including competition from larger companies), which would severely impact our business.

If ultimate users of Locilex® or any other product candidates we may develop or acquire in the future are unable to obtain adequate reimbursement from third-party payors, or if new restrictive legislation is adopted, market acceptance of our proposed products may be limited and we may not achieve material revenues.

The continuing efforts of government and insurance companies, health maintenance organizations and other payors of healthcare costs to contain or reduce costs of healthcare may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in the U.S., given recent federal and state government initiatives directed at lowering the total cost of healthcare, the U.S. Congress and state legislatures will likely continue to focus on healthcare reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals and related laws, rules and regulations could materially harm our business, financial conditions results of operations or stock price. Moreover, the passage of the Patient Protection and Affordable Care Act in 2010, and efforts to amend or repeal such law, has created significant uncertainty relating to the scope of government regulation of healthcare and related legal and regulatory requirements, which could have an adverse impact on sales of our products.

In addition, our ability to commercialize Locilex® or any future product candidates will depend in part on the extent to which appropriate reimbursement levels for the cost of such products and related treatments are adopted by third party payors, such as by governmental health programs, private health insurers and other organizations, such as HMOs. Consumers and third-party payors are increasingly challenging the prices charged for drugs and healthcare services.

Even if we obtain FDA approval of Locilex®, or any other product candidate we may develop or acquire in the future, we may never obtain approval or commercialize our products outside of the U.S., which would limit our ability to realize their full market potential. If foreign approval is obtained, there are risks in conducting business in international markets.

In order to market Locilex® or any other products we may develop or acquire outside of the U.S., we must establish and comply with numerous and varying regulatory requirements of other countries regarding, among other things, safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approvals could result in significant delays, difficulties and costs for us and require additional preclinical studies or clinical trials which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of Locilex® or any future products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in the U.S. or any foreign country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in the U.S. or any foreign country and we do not have experience as a company in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in a foreign country or to obtain and maintain required approvals, our potential market for Locilex® or other products will be reduced and our ability to realize the full market potential of our products will be harmed.

If approved for commercialization in a foreign country, we intend to enter into agreements with third parties to market Locilex® whenever it may be approved and wherever we have the right to market it. Consequently, we expect that we will be subject to additional risks relating to entering into international business relationships, including:

• lack of adequate protection from intellectual property rights in foreign countries, which could occur if we do not have issued patents in force in such foreign countries covering our products, their methods of use and methods of manufacture;

• the potential for so-called parallel importing, which is what happens when a local seller, faced with high or higher local prices (for instance, because the goods have patent protection in such country), opts to import goods from a foreign market (with low or lower prices) rather than buy them locally;

• unexpected changes in tariffs, trade barriers and regulatory requirements;

• economic weakness, including inflation, or political instability in particular foreign economies and markets;

• compliance with laws for employees traveling abroad;

• foreign taxes, including withholding of payroll taxes;

• foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

• workforce uncertainty in countries where labor unrest is more common than in the U.S.;

• production shortages resulting from any events affecting the API and/or finished drug product supply or manufacturing capabilities abroad;

• business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires; and

• failure to comply with Office of Foreign Asset Control rules and regulations and the Foreign Corrupt Practices Act.

These and other risks may materially adversely affect our ability to attain or sustain revenue from international markets.

Failure to achieve and maintain effective internal controls could have a material adverse effect on our business.

Effective internal controls are necessary for us to safeguard our assets and provide reliable financial reports. If we cannot provide reliable financial reports, our operating results could be harmed. While we continue to evaluate and improve our internal controls, we are a small company with limited staff, and we cannot be certain that the measures we implement will ensure that we design, undertake and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Our internal computer systems, or those of our contract research organization and other key vendors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development program.

Our internal computer systems and those of our contract research organization and other key vendors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs. For example, the loss of clinical trial data from completed or ongoing clinical trials for Locilex® could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of Locilex® could be delayed.

Our employees and consultants may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee or consultant fraud or other misconduct. Misconduct by our employees or consultants could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee and consultant misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter such misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Business disruptions could seriously harm our future revenues and financial condition and increase our costs and expenses.

Our operations could be subject to earthquakes, power shortages, telecommunications failures, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as acquisitions of companies, asset purchases, and out-licensing or in-licensing of products, product candidates or technologies. Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, these transactions may entail numerous operational and financial risks, including:

• exposure to unknown liabilities;

• disruption of our business and diversion of our management’s time and attention in order to develop acquired products, product candidates or technologies;

• incurrence of substantial debt or dilutive issuances of equity securities to pay for acquisitions;

• higher-than-expected acquisition and integration costs;

• write-downs of assets or goodwill or impairment charges;

• increased amortization expenses;

• difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

• impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

• inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks, could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Relating to Our Intellectual Property

Our ability to achieve commercial success depends to a material extent on our ability to maintain adequate intellectual property protection for our products and technology. If we are unable to obtain and maintain adequate intellectual property rights for Locilex®, it may materially and adversely affect our ability to market and generate sales of the product.

Due to the exclusivity that intellectual property protection can afford, our commercial success depends to a material extent on our ability to obtain and maintain adequate intellectual property protection for Locilex® (and any other products we may develop in the future) in the U.S. and other countries. As of June 15, 2015, our patent estate included a U.S. patent (U.S. Patent No. 8,530,409), which has corresponding applications pending in Australia, Brazil, Canada, China, Eurasia, Europe, Indonesia, Israel, Japan, Korea, Mexico, New Zealand, Singapore and South Africa. We also have an exclusive sublicense from Scripps Research Institute (or Scripps) , the inventor of the pexiganan technology, to a U.S. patent (U.S. Patent No. 5,912,231), directed to pexiganan, the API used in Locilex®. We consider our U.S. Patent No. 8,530,409, which relates to our new, proprietary formulation of Locilex® and methods of using it to treat skin or wound infection, to be particularly important to our company primarily due to its substantially longer patent term coverage, its novel attributes as a topical formulation, its potentially broader scope of coverage and its opportunity for foreign patent protection. While we currently have pending applications in foreign jurisdictions corresponding to U.S. Patent No. 8,530,409, no assurance can be given that any foreign patents will issue, or that even if any such patents were to issue, such patents would provide meaningful protection for Locilex®.

Our patent estate related to Locilex® is critical to our commercial viability. There is a risk that our pending patent applications may not result in issued patents, and that any of our issued patents will not include claims that are sufficiently broad to provide adequate protection for Locilex®, including meaningful protection from our competitors. Additionally, the success of an application for the patent term extension of our licensed patent will require the cooperation of the licensor, which cooperation cannot be guaranteed. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that Locilex® (and any other products we may develop in the future) is covered by valid and enforceable patents that are of sufficient scope to effectively prevent competitive products or are effectively maintained as trade secrets within our organization. If third parties disclose or misappropriate or design around our proprietary rights, it may materially and adversely impact our position in the market.

We apply for patents covering both our technologies and product candidates, as we deem appropriate. However, we may fail to apply for patents on important technologies or improvements in our technologies in a timely fashion, or at all. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technologies or from developing competing products and technologies. Moreover, the patent positions of numerous biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. As a result, the validity and enforceability of our patents cannot be predicted with certainty. In addition, no assurances can be given that:

• we were the first to make the inventions covered by each of our issued patents and pending patent applications;

• we were the first to file patent applications for these inventions;

• others will not independently develop similar or alternative technologies or duplicate any of our technologies by inventing around our claims;

• a third party will not challenge our proprietary rights, and if challenged that a court will hold that our patents are valid and enforceable;

• any patents issued to us or our collaboration partners will cover our product as ultimately developed, or provide us with any competitive advantages, or will not be challenged by third parties;

• we will develop additional proprietary technologies that are patentable; or

• the patents of others will not have an adverse effect on our business.

In addition, there are numerous recent changes to the patent laws and proposed changes to the rules of the USPTO which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, on September 16, 2011, President Obama signed the Leahy-Smith America Invents Act which codifies several significant changes to the U.S. patent laws, including, among other things, changing from a “first to invent’ to a “first inventor to file” system, limiting where a patentee may file a patent suit, eventually eliminating interference proceedings while maintaining derivation actions, and creating a set of procedures to challenge patents in the USPTO after they have issued. The effects of these changes are currently uncertain as the USPTO has just implemented regulations related to these changes and the courts have yet to address many of these provisions in the context of a dispute. Furthermore, we have not assessed the applicability of the act and new regulations on the specific patents discussed herein. The U.S. Supreme Court has also issued decisions, the full impact of which is not yet known. For example, on March 20, 2012 in Mayo Collaborative Services, DBA Mayo Medical Laboratories, et al. v. Prometheus Laboratories, Inc., the Court held that several claims drawn to measuring drug metabolite levels from patient samples and correlating them to drug doses were not patentable subject matter. The decision appears to impact diagnostics patents that merely apply a law of nature via a series of routine steps and it has created uncertainty around the ability to patent certain biomarker-related method claims. Additionally, on June 13, 2013 in Association for Molecular Pathology v. Myriad Genetics, Inc., the Court held that claims to isolated genomic DNA are not patentable, but claims to complementary DNA (or cDNA) molecules were held to be valid. The effect of the decision on patents for other isolated natural products is uncertain.

We are dependent on a third party to maintain the patent exclusivity for the API in Locilex®.

We hold an exclusive, worldwide sublicense to the composition-of-matter patent, U.S. Patent No. 5,912,231, which expires in June 2016, excluding any patent term restoration that we may seek under the Hatch-Waxman Act. Our rights to practice the pexiganan technology are derived through a license agreement between Scripps and Multiple Peptide Systems Inc. (or MPS). MPS subsequently sublicensed the pexiganan technology to the prior sponsor of the pexiganan clinical and regulatory program. On October 1, 1996, both the license agreement and sublicense agreement were amended by the parties to confirm that the license and sublicense were fully-paid and royalty-free with no further economic obligations for the practice of the pexiganan technology.

We will need to enlist the cooperation of Scripps should we decide to apply for a five-year patent term extension of U.S. Patent No. 5,912,231 under the Hatch Waxman Act, and such cooperation is not guaranteed. Although U.S. Patent 5,912,231 supplements our existing intellectual property portfolio, we are chiefly reliant on our U.S. Patent 8,530,409, which covers the novel formulation and method of use for Locilex® and provides for substantially longer patent coverage (until June 2032) than U.S. Patent 5,912,231. As such, we have not yet engaged in any discussions with Scripps regarding a possible patent term extension for U.S. Patent No. 5,912,231 and a patent term extension is filed only after regulatory approval. If and when we decide to apply for an extension, we will bear the costs of preparing and filing the application, but Scripps, as the owner of U.S. Patent No. 5,912,231, will submit the application. Accordingly, we will need to work with Scripps throughout the application process to facilitate its approval. An inability to extend the patent past 2016 may impair our competitive position if other companies use pexiganan as an API to develop a product that, once approved by the FDA, competes with Locilex®.

We may become subject to third parties’ claims alleging infringement of their patents and proprietary rights or seeking to invalidate our patents or proprietary rights, or we may need to become involved in lawsuits to protect or enforce our patents, which could be costly, time consuming, delay or prevent the development and commercialization of our product candidates, or put our patents and other proprietary rights at risk.

Litigation relating to infringement or misappropriation of patent and other intellectual property rights in the pharmaceutical and biotechnology industries is common. We may become subject to third-party claims in the future relating to our technologies, processes, formulations, methods, or products that would cause us to incur substantial expenses and which, if successful, could cause us to pay substantial damages and attorney’s fees, if we are found to be infringing a third party’s patent rights. We may also become subject to claims that we have misappropriated the trade secrets of others. These risk are exacerbated by the fact that the validity and breadth of claims covered in pharmaceutical patents is, in most instances, uncertain and highly complex. We would be particularly at risk if any such claims relate to our key U.S. Patent No. 8,530,409 covering our particular formulation of and method of use for Locilex®.

Furthermore, if a patent infringement suit is brought against us relating to Locilex® (or any other products we may develop or acquire in the future), our research, development, manufacturing or sales activities relating to Locilex® or the product candidate that is the subject of the suit may be delayed or terminated. As a result of patent infringement claims, or in order to avoid potential infringement claims, we or our collaborators may choose to seek, or be required to seek, a license from the third party, which would be likely to include a requirement to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if a license can be obtained on acceptable terms, the rights may be nonexclusive, which would give our competitors access to the same intellectual property rights. If we are unable to enter into a license on acceptable terms, we or our collaborators could be prevented from commercializing Locilex® (or any other products we may develop or acquire in the future), or forced to modify such product candidates, or to cease some aspect of our business operations, which could harm our business significantly.

In addition, competitors may infringe our patents, or misappropriate or violate our other intellectual property rights. To counter infringement or unauthorized use, we may find it necessary to file infringement or other claims to protect our intellectual property rights. In addition, in any infringement proceeding brought by us against a third party to enforce our rights, a court may decide that a patent of ours is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the basis that our patents do not cover the technology in question. An adverse result in any such litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly, which could open us up to additional competition and have a material adverse effect on our business.

The cost to us of any patent litigation or other proceedings, even if resolved in our favor, could be substantial. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings, and such litigation could impair our ability to raise funding for our company. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, there could be a substantial adverse effect on the price of our common stock. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also require significant time and attention of management and technical staff, which may materially and adversely impact our financial position and results of operations. Furthermore, because of the substantial amount of discovery required in connection with any intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

As a result of any such litigation, we may also be required to: (i) cease selling, making, importing, incorporating or using one or more or all of our products that incorporate intellectual property of others, which would adversely affect our revenue; or (ii) redesign our products, which would be costly and time-consuming.

Restrictions on our patent rights relating to Locilex® may limit our ability to prevent third parties from competing against us.

Assuming FDA approval, our ability to market and sell Locilex® will depend, in part, on our ability to obtain and maintain patent protection for Locilex® (or any products we may develop in the future), preserve our trade secrets, prevent third parties from infringing upon our proprietary rights and operate without infringing upon the proprietary rights of others. The U.S. patent that we sublicense from Scripps (U.S. Patent No. 5,912,231), which is directed to the composition of matter of pexiganan, expires in 2016. The foreign patents corresponding to U.S. Patent No. 5,912,231 expired in 2009. As a result, we have no foreign patent protection for the pexiganan API. We have recently been issued a U.S. patent, U.S. Patent No. 8,530,409, covering our new formulation of Locilex® as well as a method of using this new formulation to treat skin or wound infections. The U.S. Patent No. 8,530,409 claims are directed to very specific formulations of the pexiganan API, and their methods of use to treat skin or wound infections. As a result, U.S. Patent No. 8,530,409 would not prevent third party competitors from creating, making and marketing alternative formulations of pexiganan, including topical formulations, that fall outside the scope of the U.S. Patent No. 8,530,409 claims. There can be no assurance that any such alternative formulations will not be equally effective as Locilex®. Introduction of any such competitive product could have a material adverse effect on sales of Locilex®. Moreover, even if these competitors do not actively promote their product for our targeted indication, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to the infringement of method-of-use patents, the practice is common and such infringement is difficult to prevent or prosecute.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on Locilex® or any product candidates we may develop or acquire in the future throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and furthermore, may export otherwise infringing products to territories where we have patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our future products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

If our Locilex® trademark is not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered trademark, Locilex®, may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to this trademark, which we need to build name recognition by potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademark, then we may not be able to compete effectively and our business may be adversely affected.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent protection for Locilex®, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants that obligate them to assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the U.S., including in foreign jurisdictions, are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by competitor, our competitive position would be harmed.

Risks Related to Ownership of Our Common Stock

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock is likely to be volatile. This volatility may prevent you from being able to sell your shares at or above the price you paid for your shares. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

• any adverse results or delays in the commencement or completion of our planned Phase 3 clinical trials for Locilex®;

• any adverse results or delays in the commencement or completion of our planned Phase 1 clinical trials for Locilex®;

• any delay in preparing or filing our NDA for Locilex® and any adverse development or perceived adverse development with respect to the FDA’s review of the NDA, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

• changes in laws or regulations applicable to Locilex® or any future product candidates, including but not limited to clinical trial requirements for approvals;

• unanticipated serious safety concerns related to the use of Locilex® or any future product candidates;

• a decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

• our inability to obtain adequate product supply for Locilex® or any future product candidate, or the inability to do so at acceptable prices;

• adverse regulatory decisions;

• the introduction of new products or technologies offered by us or our competitors;

• the effectiveness of our or our potential partners’ commercialization efforts;

• the inability to effectively manage our growth;

• actual or anticipated variations in quarterly operating results;

• our failure to meet or exceed the estimates and projections of the investment community;

• the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

• the overall performance of the U.S. equity markets and general political and economic conditions;

• developments concerning our sources of manufacturing supply and any commercialization partners;

• announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

• disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

• additions or departures of key scientific or other consultants or management personnel;

• adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

• sales of our common stock by our stockholders in the future;

• significant lawsuits, including patent or stockholder litigation;

• changes in the market valuations of similar companies;

• the trading volume of our common stock;

• effects of natural or man-made catastrophic events or other business interruptions; and

• other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stock of biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a de-listing of our stock, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock is listed on The NASDAQ Capital Market, a national securities exchange. If we fail to satisfy the continued listing requirements of The NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the NASDAQ Stock Market (or NASDAQ) may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

If The NASDAQ Capital Market does not maintain the listing of our securities for trading on its exchange, we could face significant material adverse consequences, including:

• a limited availability of market quotations for our securities;

• reduced liquidity with respect to our securities;

• a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

• a limited amount of news and analyst coverage for our company; and

• a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” For as long as our common stock is listed on The NASDAQ Capital Market, our common stock will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Therefore, if we were no longer listed on The NASDAQ Capital Market, our common stock would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The NASDAQ Capital Market and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

There can be no assurance that we will ever provide liquidity to our investors through a sale of our company.

While acquisitions of pharmaceutical companies like ours are not uncommon, potential investors are cautioned that no assurances can be given that any form of merger, combination, or sale of our company will take place, or that any merger, combination, or sale, even if consummated, would provide liquidity or a profit for our investors. You should not invest in our company with the expectation that we will be able to sell the business in order to provide liquidity or a profit for our investors.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that we provide herein or our management may provide from time to time (including, but not limited to, those relating to potential peak sales amounts, clinical and regulatory timelines, production and supply matters, commercial launch dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, regulatory, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in this prospectus supplement should not be regarded as an indication that we, our management, the underwriters or their respective representatives considered or consider the projections to be a guaranteed prediction of future events, and the projections should not be relied upon as such.

Messrs. Luci and DeLuccia hold a significant concentration of our common stock, which could limit the ability of our other stockholders to influence the direction of our company.

As calculated by the Commission rules of beneficial ownership, David P. Luci and Robert J. DeLuccia, each executive officers and directors of our company, each own approximately 21.4 % of our outstanding common stock as of June 15, 2015. Accordingly, they collectively may have the ability to significantly influence or determine the election of all of our directors or the outcome of most corporate actions requiring stockholder approval such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals. These individuals also have significant control over our business as officers and directors of our company. There is a risk that they may exercise this ability in a manner that advances their best interests and not necessarily those of our other stockholders.

We incur significant increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the Commission and NASDAQ, has imposed various requirements on public companies. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, compliance with these rules and regulations have increased our legal, accounting and financial compliance costs substantially. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain our current levels of such coverage. We estimate the additional costs we may incur to respond to these requirements to range from $500,000 to $1.0 million annually, although unforeseen circumstances could increase actual costs.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

The formation of our company and our financings, as well as an investment in our company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein, and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We believe that, with our recent initial public offering, taken together with our private placements within a three-year period and other transactions that have occurred over the past three years, we may have triggered an “ownership change” limitation. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of our recent initial public offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

• not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

• taking advantage of an extension of time to comply with new or revised financial accounting standards;

• reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

• exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the price of our common stock and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

As of the completion of our corporate conversion on March 12, 2014, we are a Delaware corporation. The anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

• provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

• not provide stockholders with the ability to take action by written consent;

• provide that special meetings of stockholders may only be called by our Chairman and/or President, our board of directors or a super-majority (66 2/3%) of our stockholders;

• place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

• not provide stockholders with the ability to cumulate their votes; and

• provide that only a super-majority of our stockholders (66 2/3%) may amend our bylaws.

We do not expect to pay dividends for the foreseeable future.

We do not expect to pay dividends on our common stock offered in this transaction for the foreseeable future. Accordingly, any potential investor who anticipates the need for current dividends should not purchase our securities.

Risks Relating to this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the net tangible book value per share of shares of our common stock based on the total value of our tangible assets less our total liabilities immediately following this offering. As a result, investors purchasing common stock in this offering will incur immediate dilution of $         per share, based on the public offering price of $          per share, and our net tangible book value as of March 31, 2015. For more information, see “Dilution.”

Management will have broad discretion over the use of the net proceeds received by us in this offering and may apply them to uses that do not improve our operating results or the value of your securities.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $     million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on the public offering price of $      per share. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds to us will be approximately $     million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs and general working capital. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “DPRX.” The following table sets forth, for the quarterly periods indicated, the high and low sale price per share of our common stock as reported on The NASDAQ Capital Market:

	High	Low
Year ended December 31, 2014
First Quarter (from March 13, 2014)	$15.86	$9.70
Second Quarter	$11.50	$8.00
Third Quarter	$11.29	$8.50
Fourth Quarter	$12.90	$9.50
Year ended December 31, 2015
First Quarter	$15.14	$10.70
Second Quarter (through June 22, 2015)	$15.00	$11.25

On June 22, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $13.99 per share. As of June 22, 2015, we had 104 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and our capitalization as of March 31, 2015:

•                       on an actual basis; and

•                       on an as-adjusted basis to give effect to the issuance and sale by us of            shares of our common stock in this offering at the offering price of $      per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read together with our financial statements and related notes and the other financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2015
(unaudited)	Actual	As adjusted for this offering
Cash	$23,999,419	$

Shareholders’ equity:
Common stock, $0.001 par value, 30,000,000 shares authorized, 8,564,675 shares issued and outstanding at March 31, 2015, actual; 30,000,000 shares authorized, shares issued and outstanding, as adjusted	8,564
Additional paid-in capital	49,981,969
Accumulated deficit	(26,505,982)
Total shareholders’ equity	$23,484,551	$
Total capitalization	$23,484,551	$

The table above is based on 8,564,675 shares of our common stock outstanding as of March 31, 2015 and excludes as of such date:

•                       1,112,287 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2015, at a weighted average exercise price of $13.32 per share;

•                       595,288 shares of our common stock available for future issuance as of March 31, 2015 under our 2013 Equity Incentive Plan, which we refer to as our 2013 Plan;

•                       31,500 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2015, at a weighted average exercise price of $8.57 per share; and

•                       28,000 shares of our common stock issuable upon vesting for services rendered by members of our board of directors.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock.

Our net tangible book value at March 31, 2015 was $23.5 million, or $2.74 per share. After giving effect to the issuance and sale by us of          shares of our common stock in this offering, at the public offering price of $       per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at March 31, 2015 would have been $       million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution of $       per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share as of March 31, 2015		$2.74
Increase per share attributable to new investors purchasing shares in this offering	$

Net tangible book value per share as of March 31, 2015 after giving effect to this offering			$

Dilution per share to new investors			$

The foregoing information is based on 8,564,675 shares of our common stock outstanding as of March 31, 2015 and excludes as of such date:

•                       1,112,287 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2015, at a weighted average exercise price of $13.32 per share;

•                       595,288 shares of our common stock available for future issuance as of March 31, 2015 under our 2013 Equity Incentive Plan, which we refer to as our 2013 Plan;

•                       31,500 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2015, at a weighted average exercise price of $8.57 per share; and

•                       28,000 shares of our common stock issuable upon vesting for services rendered by members of our board of directors.

If the underwriters exercise their option to purchase additional shares of our common stock or if any additional shares are issued in connection with outstanding options or warrants, there will be further dilution to new investors.

PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of June 22, 2015 regarding the beneficial ownership of our common stock for:

•                  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•                  each of our named executive officers and directors; and

•                  all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 8,567,507 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o Dipexium Pharmaceuticals, Inc., 61 Broadway, 19th Floor, New York, New York 10006.

	Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers
David P. Luci (1)	2,000,625	23.4%
Robert J. DeLuccia (2)	1,995,025	23.3%
William J. McSherry, Jr. (3)	31,612	*
Dr. Jack H. Dean (4)	58,605	*
Barry Kagan (5)	29,498	*
Thomas Harrison (6)	158,520	1.9%
Michael Duffy, Esq. (7)	78,092	*
David Garrett (8)	113,246	1.3%
Robert G. Shawah (9)	63,422	*
All directors and executive officers as a group (9 persons)	4,528,644	52.9%
Five Percent Stockholders
Kingdon Capital Management, L.L.C.	730,000	8.5%
Broadfin Capital, LLC	475,000	5.5%

*      Represents beneficial ownership of less than 1% of the shares of Common Stock.

(1)         This amount includes 7,462 shares of common stock held by Donna Luci, the wife of Mr. Luci. Mr. Luci disclaims beneficial ownership of the shares held by Donna Luci. This amount also includes an additional 2,800 shares of common stock beneficially owned by certain family members of Mr. Luci to which Mr. Luci maintains voting control. Mr. Luci disclaims beneficial ownership of the shares of common stock held by such family members and maintains no pecuniary interest therein. Includes (i) options to purchase an aggregate of 298,826 shares of Common Stock of the Company, of which options to purchase 141,112 shares of Common Stock will have vested within 60 days of June 22, 2015, and (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 22,604 shares of Common Stock will have vested within 60 days of June 22, 2015.

(2)         This amount includes 17,640 shares of common stock held by Rosemary DeLuccia, Mr. DeLuccia’s wife, and 5,600 shares for which Mr. DeLuccia transferred beneficial ownership to certain other family members but maintains voting control. Mr. DeLuccia disclaims beneficial ownership of the shares of common stock held by such family members and maintains no pecuniary interest therein. Includes (i) options to purchase an aggregate of 298,826 shares of Common Stock of the Company, of which options to purchase 141,112 shares of Common Stock will have vested within 60 days of June 22, 2015, and (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 22,604 shares of Common Stock will have vested within 60 days of June 22, 2015.

(3)         Includes options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 9,688 shares of Common Stock will have vested within 60 days of June 22, 2015.

(4)         Includes options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 9,688 shares of Common Stock will have vested within 60 days of June 22, 2015.

(5)         Includes options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 9,688 shares of Common Stock will have vested within 60 days of June 22, 2015.

(6)         Excludes 14,000 shares of our common stock issuable for board services rendered which vest as follows: (i) 7,000 shares vest on February 13, 2016; and (ii) 7,000 shares vest on February 13, 2017 (all of these excluded shares vest immediately upon a change of control of our company). Includes options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 9,688 shares of Common Stock will have vested within 60 days of June 22, 2015.

(7)         Excludes 14,000 shares of our common stock issuable for board services rendered which vest as follows: (i) 7,000 shares vest on February 13, 2016; and (ii) 7,000 shares vest on February 13, 2017 (all of these excluded shares vest immediately upon a change of control of our company). Includes options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 9,688 shares of Common Stock will have vested within 60 days of June 22, 2015.

(8)         Includes (i) options to purchase an aggregate of 170,757 shares of Common Stock of the Company, of which options to purchase 80,625 shares of Common Stock will have vested within 60 days of June 22, 2015, and (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 22,604 shares of Common Stock will have vested within 60 days of June 22, 2015.

(9)         Includes (i) options to purchase an aggregate of 85,379 shares of Common Stock of the Company, of which options to purchase 40,318 shares of Common Stock will have vested within 60 days of June 22, 2015, and (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 22,604 shares of Common Stock will have vested within 60 days of June 22, 2015.

(10)  This information is based on the Schedule 13G filed with the SEC on November 28, 2014, by Kingdon Capital Management, L.L.C., M. Kingdon Offshore Master Fund L.P. and Mark Kingdon.  The mailing address of the beneficial owner is 152 West 57th Street, 50th Floor New York, New York 10019.

(11)  This information is based on the Schedule 13G filed with the SEC on April 7, 2014, by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler.  The mailing address of the beneficial owner is 237 Park Avenue, Suite 900, New York, New York 10017.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation, which was adopted on March 12, 2014, at the time of our corporate conversion, authorizes the issuance of 30,000,000 shares of common stock, $0.001 par value per share. As of June 22, 2015, there were 8,567,507 shares of our common stock issued and outstanding (on an as converted basis after giving effect to the conversion of each Class A membership interest of Dipexium Pharmaceuticals, LLC into seven shares of common stock of Dipexium Pharmaceuticals, Inc.) and held of record by approximately 104 stockholders. The following is a summary of our capital stock following consummation of our corporate conversion.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential distribution rights of third parties (of which there are presently none). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Preferred Stock

Our certificate of incorporation does not permit our board of directors to designate and issue shares of preferred stock.

Warrants

As of June 22, 2015, warrants for the issuance of 24,500 shares of our common stock were outstanding, all of which are exercisable at an exercise price of $8.57 per share, after taking into effect the conversion of each Class A membership interest of Dipexium Pharmaceuticals, LLC into seven shares of common stock of Dipexium Pharmaceuticals, Inc. All of the warrants are exercisable through various dates expiring between July 23, 2015 and November 15, 2018. The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. The warrants also contain a “cashless exercise” provision.

Registration Rights

Each of our investors in our previous private placements are party to an Investor Rights Agreement affording them certain “piggy back” registration rights with respect to their Class A membership interests in our company and Class A membership interests underlying warrants held by such investors. This is comprised of 402,248 shares of our common stock on a post-conversion basis. We refer to all of such Class A membership interests as “registrable securities.” If at any time when there is not an effective registration statement covering all of the registrable securities, we determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities (other than on Form S-4 or Form S-8), we are required to send to each holder of registrable securities written notice of such determination and, if within seven business days after receipt of such notice, any such holder shall so request in writing (which request shall specify the registrable securities intended to be disposed of by the holder), we will cause the registration under the Securities Act of all registrable securities which we have been so requested to register by the holder, except in connection with the registration statement of which this prospectus forms a part, for which each holder has waived any and all rights to have its shares included; provided, however, that, in connection with any underwritten public offering of our securities, we maintain the right to not register all or any portion of the registrable securities if it is determined that such registration would materially and adversely affect such underwritten public offering.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer LLC.

Delaware Law and Certain Charter and By-Law Provisions

Delaware Anti-Takeover Law.    Since our corporate conversion on March 12, 2014, we are subject to Section 203 of the Delaware General Corporation Law (or DGCL). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•                  at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation;

•                  an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•                  the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.    Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions:

•                  do not permit our stockholders to act by written consent. As a result, any action by our stockholders must be taken at a duly called annual or special meeting of stockholders;

•                  provide that special meetings of stockholders may be called only by the board of directors, our Chairman of the board of directors, one of our executive officers, or at the request in writing by stockholders of record owning at least 66 2/3% of the issued and outstanding voting shares of common stock; and

•                  do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

Elimination of Monetary Liability for Officers and Directors

Our certificate of incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a director for certain violations of law, including knowing violations of federal securities law. Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement, as indicated below:

Underwriters	Number of Shares
Raymond James & Associates, Inc.
Feltl & Company, Inc.
Total

The underwriters are offering the shares subject to their acceptance of the securities from us and subject to prior sale.  The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions.  The underwriters are obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are taken.

The underwriters have an option to purchase up to             additional shares from us to cover sales by the underwriters which exceed the number of shares specified in the table above.  The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.  If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriters initially propose to offer the shares directly to the public at the public offering price listed on the cover page of this prospectus supplement.  After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the underwriters.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Discount and Expenses

The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us (before expenses)	$	$	$

The expenses of the offering, not including the underwriting discount, payable by us are estimated to be $                    , which includes up to $75,000 that we have agreed to reimburse the underwriters for their out-of-pocket expenses, including reasonable fees and disbursements of underwriters’ counsel, incurred in connection with this offering.

Listing on The NASDAQ Capital Market

Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “DPRX.”  The registrar and transfer agent for our common stock is VStock Transfer LLC.

No Sales of Similar Securities

We, our officers and directors have agreed to a 90 day “lock up” with respect to shares of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Raymond James & Associates, Inc.

Price Stabilization, Short Positions

In order to facilitate the offering of the shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.  Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position.  The underwriters must close out any short position by purchasing shares of common stock in the open market.  A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering.  As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock.  These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock.  The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market-making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Indemnification

We and the underwriters have agreed to indemnify each other, and we have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.  We have also agreed to contribute to payments the underwriters may be required to make in respect of such liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by the underwriters.  The underwriters may agree to allocate a number of shares to other underwriters for sale to its online brokerage account holders.  Internet distributions will be allocated by the underwriters on the same basis as other allocations.

Certain Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  Certain of the underwriters and their respective affiliates have, from time to time, performed, or may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments.  The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within

Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”).  The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

The underwriters have represented and agreed that:

(i) they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(ii) they have complied with, and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the shares is made in any Member State of the European Economic Area (EEA) that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the shares which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(iii) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC, (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State.  The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out herein.  In relation to each Relevant Member State, each purchaser of shares (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive.  For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State has the same meaning as in the preceding paragraph.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The balance sheets of Dipexium Pharmaceuticals, Inc. as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ and shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, have been audited by CohnReznick LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on our web site at http://www.dipexiumpharmaceuticals.com. Information included on our web site is not incorporated into or a part of this prospectus supplement or any prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 0001-36351) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•                                          our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 23, 2015;

•                                          our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on May 13, 2015;

•                                          our Current Reports on Form 8-K filed on March 24, 2015 and May 19, 2015;

•                                          our Definitive Proxy Statement on Schedule 14A filed on April 1, 2015, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•                                          the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 12, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-193780) filed on February 6, 2014 and declared effective by the SEC on March 12, 2014, and any amendment or report filed with the SEC for purposes of updating such description; and

•                                          all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Dipexium Pharmaceuticals, Inc.

Attention: Investor Relations

61 Broadway, Suite 1905

New York, New York 10006

Phone: (212) 269-2834

PROSPECTUS

DIPEXIUM PHARMACEUTICALS, INC.

$100,000,000.00

COMMON STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000.00 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for the debt securities; common stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market, under the symbol “DPRX.” On June 8, 2015, the last reported sale price of our common stock on NASDAQ Capital Market was $14.99 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

We were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. On March 12, 2014, we converted Dipexium Pharmaceuticals, LLC from a Delaware limited liability company to a Delaware corporation. See “Prospectus Summary — Corporate Conversion” for more information.

Unless the context otherwise requires, “Dipexium,” “the Company,” “we,” “us,” “our” and similar terms refer to Dipexium Pharmaceuticals, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a late stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), a novel, first-in-class, broad spectrum, topical antibiotic. Locilex® is a chemically synthesized, 22-amino acid peptide isolated from the skin of the African Clawed Frog. Its novel mechanism of action kills microbial targets by disrupting the bacterial cell membrane; a process known as cell membrane permeability. Locilex® is initially being targeted for the treatment of mild infections of diabetic foot ulcers (or Mild DFI). In 2011, the market for diabetic foot infection therapeutics worldwide was approximately $1.46 billion. Our primary objective is to establish Locilex® as the standard of care for the treatment of patients with Mild DFI. Thereafter, our growth strategy includes potentially expanding the indications for Locilex® to include moderate infections of diabetic foot ulcers (or Moderate DFI) and certain other mild or moderate skin and skin structure infections in superficial wounds.

We believe that we have a clear clinical and regulatory pathway with the potential for near term United States Food and Drug Administration (or FDA) approval of Locilex®. We have reached agreement with the FDA through a special protocol assessment (or SPA) for our Phase 3 program. We intend to complete two pivotal Phase 3, double blind, placebo-controlled superiority studies. We began enrollment in these studies in the third quarter of 2014, and we anticipate completing enrollment in the second half of 2015. We also conducted two separate Phase 1 skin irritation and skin sensitization studies and we reported data on the first of these two Phase 1 studies in Q3 2014 and reported data on the second Phase 1 study in Q1 2015. If the data from our Phase 3 studies are sufficient to meet the primary endpoint, we expect to submit our new drug application (or NDA) for Locilex® to the FDA soon thereafter. We expect to receive a response from the FDA within six months of our NDA submission.

According to the Infectious Disease Society of America (or IDSA), diabetic foot infections (or DFI) may be classified by their clinical severity as mild, moderate, or severe. 47% of DFI patients first present to a treating physician in the mild stage of infection, 34% of DFI patients first present at the moderate stage and 18% of DFI patients first present at the severe stage. At the mild stage, patients can typically be treated on an outpatient basis and amputation risk is minimal (2% to 3% in Mild DFI). When not managed effectively, the potential for Mild DFI to progress to a limb- or life-threatening infection increases dramatically. Published research suggests amputation rates increase in Moderate DFI and severe infections of diabetic foot ulcers (or Severe DFI) to approximately 45% and 75%, respectively. Similarly, the hospitalization rate for Mild DFI patients is approximately 10%, increasing in Moderate DFI and Severe DFI to approximately 55% and 85%, respectively. Thus, DFIs are a major cause of patient morbidity, a substantial burden to the healthcare system, and a source of high financial costs.

Systemic antibiotics currently prescribe off-label to treat Mild DFI generate resistant pathogens which create infections that are more difficult to treat. Such antibiotics are also associated with toxic side effects in patients who typically have some degree of compromised liver and kidney function. We believe that a topical preparation like Locilex®, which is locally administered on the open wound and skin, offers significant advantages over systemic treatments. As a topical antibiotic, Locilex® affects only the area to which it is applied, and unlike most systemic antibiotics, it does not spread to the entire body through the bloodstream, which is host to a number of different bacteria other than bacteria causing the skin infection. Topical antibiotics are also delivered to the infected area at a higher concentration than those antibiotics that are delivered systemically. As a result, we believe that topical antibiotics are less likely to develop bacterial resistance, both because the higher antibiotic concentration more effectively kills the infection-causing bacteria before they develop resistance, and because other bacteria in the bloodstream are not exposed to the Locilex® topical cream. Currently, there are no products, including no antibiotics, specifically approved by the FDA for the treatment of Mild DFI, nor are there any topical antibiotics currently approved for any severity of DFI. As such, we believe that Locilex® has the potential to be the first topical antibiotic approved for the treatment of DFI, as well as the first product of any kind to be labeled specifically for the treatment of Mild DFI.

We believe that the key attributes of Locilex® are: (i) it has not generated resistant bacteria systemically; (ii) it has not generated cross resistance with other antibiotics; (iii) it has demonstrated activity against a broad spectrum of pathogens, including difficult to treat gram negative, and anaerobic bacteria; (iv) it has not been systemically absorbed; (v) it has not caused any significant safety or tolerability issues in over 500 patients treated; and (vi) it has demonstrated significant success treating multi-drug resistant bacteria in several laboratory tests and clinical trials performed to date. These attributes lead us to believe that Locilex® has the potential to be positioned as the standard of care to treat patients with Mild DFI. In addition, data generated to date support the potential use of Locilex® to treat a broad array of mild or moderate skin and skin structure infections in superficial wounds.

As reported in published research, Locilex® has previously demonstrated statistical non-inferiority to a systemic antibiotic in a large-scale, randomized, active-controlled double blind, multi-center clinical study in patients with Mild or Moderate DFI. We have conducted microbiology studies that highlight the sensitivity of resistant bacteria, including methicillin-resistant staphylococcus aureus (or MRSA), vancomycin-resistant enterococcus (or VRE), extended-spectrum b-lactamase (or ESBL) and multi-drug resistant (or MDR) bacteria, to pexiganan, the active pharmaceutical ingredient (or API) in Locilex®. Due to the increased global prevalence of resistant bacteria in all types of skin infections, Locilex® may provide an important therapeutic advance.

We have contracted with third party vendors with respect to all key elements of our clinical and regulatory program, including vendors to: (i) conduct the Phase 3 and Phase 1 clinical trials for Locilex®; (ii) manufacture the API; (iii) formulate the finished product; and (iv) label and package the product. We believe these key relationships will help drive our clinical and regulatory program for Locilex® in a timely and efficient manner.

Locilex® was originally sponsored by Magainin Pharmaceuticals, Inc. (or Magainin), which engaged in the FDA review process during 1998 and 1999, ultimately receiving a non-approvable letter based upon two manufacturing issues. We acquired the worldwide rights to pexiganan, the API in Locilex®, from a third party in April 2010. These rights included the prior formulation and all of the clinical and preclinical data generated by Magainin in its FDA review process. This includes data from over 1,000 evaluable patients, including 835 in large-scale, randomized, active-controlled, double blind, multi-center clinical studies as compared to a systemic quinolone standard of care as more fully described below. We believe we have corrected the manufacturing problems encountered by the prior sponsor.

Our Strategy

Our primary objective is to establish Locilex® as the standard of care to treat patients with Mild DFI. The key elements of our strategy are as follows:

•                  Complete the Phase 3 program for Locilex®.  As a result of our SPA for Locilex®, we believe the clinical pathway for Locilex® is clear. Working with our key third party vendors, we commenced our Phase 3 program in the third quarter of 2014 and we anticipate completing enrollment in the second half of 2015.

•                  Obtain FDA approval of Locilex® for Mild DFI.  If our Phase 3 trials meet their primary endpoints, we plan to submit our NDA for Locilex®.

•                  Commercially launch Locilex® in the U.S.  We plan to utilize a small specialty sales force to launch Locilex®, if it is approved, in the U.S., initially targeting podiatrists and potentially expanding to other specialty healthcare providers.

•                  Expand Locilex®’s FDA-approved uses.  If we are able to obtain FDA approval in Mild DFI, we will consider obtaining additional FDA approvals that will enable us to expand the Locilex® label to include patients with Moderate DFI and certain other mild or moderate skin and skin structure infections in superficial wounds.

•                  Commercialize Locilex in Europe.  We received formal clinical and regulatory guidance from the European Medicines Agency (EMA) in May 2015. Based upon the EMA guidance, we anticipate filing a marketing authorization application (or MAA) in the European Union under the centralized process in 2016 at or shortly after our intended submission of the new drug application (or NDA) to the FDA in the United States provided that we receive favorable efficacy, safety and microbiology data upon completion of our Phase 3 program in the United States.

We will rely on our strong management team, board of directors and scientific advisors to execute our strategy. The individuals on our management team, board of directors and scientific advisors will contribute their significant business development, finance, and regulatory experience to the development and commercialization of Locilex®.

Corporate Conversion

We were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. On March 12, 2014, we converted Dipexium Pharmaceuticals, LLC from a Delaware limited liability company to a Delaware corporation. As a result of the corporate conversion:

•                  The Class A Membership Interests of Dipexium Pharmaceuticals, LLC became shares of common stock of Dipexium Pharmaceuticals, Inc. pursuant to a conversion ratio of seven shares of common stock of Dipexium Pharmaceuticals, Inc. for each Class A membership interest of Dipexium Pharmaceuticals, LLC previously held. Accordingly, 767,911 Class A Membership Interests of Dipexium Pharmaceuticals, LLC issued and outstanding immediately prior to the corporate conversion were converted automatically into 5,375,377 shares of Dipexium Pharmaceuticals, Inc.

•                  All of the outstanding warrants to purchase Class A Membership Interests of Dipexium Pharmaceuticals, LLC became warrants to purchase shares of common stock of Dipexium Pharmaceuticals, Inc. in a ratio of seven shares of common stock of Dipexium Pharmaceuticals, Inc. for each Class A membership interest of Dipexium Pharmaceuticals, LLC underlying such warrants, with the effect that warrants to purchase 4,900 Class A Membership Interests of Dipexium Pharmaceuticals, LLC outstanding immediately prior to the corporate conversion automatically converted into warrants to purchase 34,300 shares of Dipexium Pharmaceuticals, Inc. upon consummation of the corporate conversion.

•                  The exercise price of all of the outstanding warrants was adjusted in the same ratio as the seven-for-one conversion ratio noted above such that all of our outstanding warrants to purchase Class A Membership Interests of Dipexium Pharmaceuticals, LLC which were exercisable at $60 per Class A membership interest were automatically adjusted such that the new exercise price for the outstanding warrants upon consummating the corporate conversion was $8.57 per share, subject to certain adjustments noted in each of the warrants.

In connection with the corporate conversion, Dipexium Pharmaceuticals, Inc. continued to hold all property of Dipexium Pharmaceuticals, LLC and assumed all of the debts and obligations of Dipexium Pharmaceuticals, LLC. Dipexium Pharmaceuticals, Inc. is governed by a Certificate of Incorporation filed with the Delaware Secretary of State and Bylaws. On the effective date of the corporate conversion, the members of the board of directors of Dipexium Pharmaceuticals, LLC became the members of the board of directors of Dipexium Pharmaceuticals, Inc. and the officers of Dipexium Pharmaceuticals, LLC became the officers of Dipexium Pharmaceuticals, Inc. The purpose of the corporate conversion was to reorganize our corporate structure so that our company would continue as a corporation rather than a limited liability company, and so that our existing investors would own our common stock rather than equity interests in a limited liability company. In order to consummate the corporate conversion, a certificate of conversion was filed with the Secretary of State of the State of Delaware on March 12, 2014.

Corporate Information

Dipexium is headquartered in New York, New York, and we were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. Our principal offices are located at 61 Broadway, Suite 1905, New York, NY 10006, and our telephone number is (212) 269-2834. Our principal website is www.dipexiumpharmaceuticals.com. The information on or that can be accessed through our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “DPRX.”

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000.00, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•              the names of those agents or underwriters;

•              applicable fees, discounts and commissions to be paid to them;

•              details regarding over-allotment options, if any; and

•              the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this prospectus are forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•                  our limited operating history and our history of significant operating losses;

•                  risks and uncertainties associated with our research and development activities, including our clinical trials;

•                  our dependence on Locilex® as our only product;

•                  our ability to raise capital when needed;

•                  the timing of and our ability to achieve U.S. or international regulatory approvals for Locilex® or any other product candidates we may develop;

•                  our dependence on others to conduct clinical research of, and to manufacture and market, Locilex®;

•                  the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

•                  risks associated with the timing and receipt of licensing and milestone revenues, if any;

•                  our ability to gain market acceptance for Locilex® or any other product candidates we may develop;

•                  our ability to maintain or protect the validity of our patents and other intellectual property, including in connection with pending or future litigation against us;

•                  our ability to secure registration for our current and future patent applications;

•                  our ability to extend our licensed composition of matter patent No. 5,912,231 under the Hatch-Waxman Act with the cooperation of Scripps;

•                  our estimates of the size of the prospective markets in which we may offer Locilex®;

•                  our expectations regarding minimizing our development risk;

•                  our ability to establish new relationships and maintain current relationships;

•                  our ability to attract and retain key personnel;

•                  developments relating to our competitors or our industry; and

•                  acceptance of our business model by investors.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•                  a fixed price or prices, which may be changed from time to time;

•                  market prices prevailing at the time of sale;

•                  prices related to the prevailing market prices; or

•                  negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•                  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•                  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation, which was adopted on March 12, 2014, at the time of our corporate conversion, authorizes the issuance of 30,000,000 shares of common stock, $0.001 par value per share. As of June 1, 2015, there were 8,566,047 shares of our common stock issued and outstanding (on an as converted basis after giving effect to the conversion of each Class A membership interest of Dipexium Pharmaceuticals, LLC into seven shares of common stock of Dipexium Pharmaceuticals, Inc.) and held of record by approximately 107 stockholders. The following is a summary of our capital stock following consummation of our corporate conversion.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential distribution rights of third parties (of which there are presently none). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Preferred Stock

Our certificate of incorporation does not permit our board of directors to designate and issue shares of preferred stock.

Warrants

As of June 1, 2015, warrants for the issuance of 28,000 shares of our common stock were outstanding, all of which are exercisable at an exercise price of $8.57 per share, after taking into effect the conversion of each Class A membership interest of Dipexium Pharmaceuticals, LLC into seven shares of common stock of Dipexium Pharmaceuticals, Inc. All of the warrants are exercisable through various dates expiring between July 23, 2015 and November 15, 2018. The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. The warrants also contain a “cashless exercise” provision.

Registration Rights

Each of our investors in our previous private placements are party to an Investor Rights Agreement affording them certain “piggy back” registration rights with respect to their Class A membership interests in our company and Class A membership interests underlying warrants held by such investors. This is comprised of 402,248 shares of our common stock on a post-conversion basis. We refer to all of such Class A membership interests as “registrable securities.” If at any time when there is not an effective registration statement covering all of the registrable securities, we determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities (other than on Form S-4 or Form S-8), we are required to send to each holder of registrable securities written notice of such determination and, if within seven business days after receipt of such notice, any such holder shall so request in writing (which request shall specify the registrable securities intended to be disposed of by the holder), we will cause the registration under the Securities Act of all registrable securities which we have been so requested to register by the holder, except in connection with this registration statement, for which each holder has waived any and all rights to have its shares included; provided, however, that, in connection with any underwritten public offering of our securities, we maintain the right to not register all or any portion of the registrable securities if it is determined that such registration would materially and adversely affect such underwritten public offering.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer LLC.

Delaware Law and Certain Charter and By-Law Provisions

Delaware Anti-Takeover Law.    Since our corporate conversion on March 12, 2014, we are subject to Section 203 of the Delaware General Corporation Law (or DGCL). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•                  at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation;

•                  an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•                  the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.    Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•                  they do not permit our stockholders to act by written consent. As a result, any action by our stockholders must be taken at a duly called annual or special meeting of stockholders;

•                  they provide that special meetings of stockholders may be called only by the board of directors, our Chairman of the board of directors, one of our executive officers, or at the request in writing by stockholders of record owning at least sixty-six and two thirds (66 2/3%) percent of the issued and outstanding voting shares of common stock; and

•                  they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

Elimination of Monetary Liability for Officers and Directors

Our certificate of incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a director for certain violations of law, including knowing violations of federal securities law. Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•  the title or designation;

•                  the aggregate principal amount and any limit on the amount that may be issued;

•                  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•                  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•                  the maturity date and the date or dates on which principal will be payable;

•                  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place or places where payments will be payable;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•                  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•                  whether we will be restricted from incurring any additional indebtedness;

•                  a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•                  the exercise price;

•                  the aggregate number of rights issued;

•                  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•                  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•                  the method by which holders of rights will be entitled to exercise;

•                  the conditions to the completion of the offering, if any;

•                  the withdrawal, termination and cancellation rights, if any;

•                  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•                  whether stockholders are entitled to oversubscription rights, if any;

•                  any applicable U.S. federal income tax considerations; and

•                  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•                  the exercise price;

•                  the aggregate number of rights issued;

•                  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•                  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•                  the method by which holders of rights will be entitled to exercise;

•                  the conditions to the completion of the offering, if any;

•                  the withdrawal, termination and cancellation rights, if any;

•                  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•                  whether stockholders are entitled to oversubscription rights, if any;

•                  any applicable U.S. federal income tax considerations; and

•                  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•                  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•                  whether the purchase contracts are to be prepaid;

•                  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•                  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•                  any applicable U.S. federal income tax considerations; and

•                  whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•                  prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•                  upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been information that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheets of Dipexium Pharmaceuticals, Inc. as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ and shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, have been audited by CohnReznick LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.dipexiumpharmaceuticals.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•                                          our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 23, 2015;

•                                          our Quarterly Report on Form 10-Q filed on May 13, 2015;

•                                          our Current Reports on Form 8-K filed on March 24, 2015 and May 19, 2015;

•                                          our Definitive Proxy Statement on Schedule 14A filed on April 1, 2015, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•                                          the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 12, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-193780) filed on February 6, 2014 and declared effective by the SEC on March 12, 2014, and any amendment or report filed with the SEC for purposes of updating such description; and

•                                          all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents;

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36351.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Dipexium Pharmaceuticals, Inc., 61 Broadway, Suite 1905, New York, New York 10006, or call (212) 269-2834.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

, 2015

RAYMOND JAMES

FELTL AND COMPANY